DELUXE CORPORATION
                                                     P.O. BOX 64235
[LOGO]                                               ST. PAUL, MN 55164-0235
DELUXE                                               (651)483-7111

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N E W S     R E L E A S E                            FOR ADDITIONAL INFORMATION:
                                                     STUART ALEXANDER
                                                     Vice President
December 14, 2000                                    Investor Relations
                                                     (651)483-7358

                                                     LOIS M. MARTIN
                                                     Senior Vice President
     DELUXE SETS FINAL STOCK DISTRIBUTION RATIO      Chief Financial Officer
              FOR EFUNDS CORPORATION                 (651)481-4222



St. Paul, Minn.--Deluxe Corporation (NYSE: DLX) today announced that it has finalized a ratio for the distribution of shares in eFunds Corporation (Nasdaq:
EFDS), scheduled for close of market on December 29, 2000. The distribution will be on the basis of 0.5514 of a share of eFunds for each Deluxe common share outstanding as of 5:00 p.m. Central Standard Time (CST) on December 11, 2000. For purposes of calculating the distribution ratio, as of the record date, Deluxe had 72,549,000 shares of common stock outstanding. On November 30, 2000, the Deluxe board of directors declared a distribution of all of the shares of common stock of eFunds held by Deluxe (40 million shares) to Deluxe shareholders of record as of 5 p.m. CST on December 11, 2000. The distribution, which will complete the spin-off of eFunds from Deluxe, will give Deluxe shareholders approximately 87.9 percent of the outstanding common shares of eFunds.

Deluxe shareholders will receive stock certificates for whole shares of eFunds and cash payments for fractional shares. As previously announced, Deluxe has received a ruling from the Internal Revenue Service that the distribution to shareholders qualifies as tax-free to Deluxe and its shareholders for U.S. federal income tax purposes, except to the extent that cash is received instead of fractional shares.

For questions concerning the distribution, Deluxe shareholders can visit the company's web site at http://www.deluxe.com, or call 866-902-4573, a toll-free number that has been set up to answer frequently asked questions related to the distribution. An operator will also be available to answer more specific questions.


ABOUT DELUXE
Deluxe provides checks and related products to financial services companies, consumers and small businesses through multiple distribution channels. Since its beginning in 1915, Deluxe has been instrumental in shaping the payments industry and serving financial services companies by focusing on consumers and small businesses. The Company is headquartered in St. Paul, Minn. More information about Deluxe can be found at www.deluxe.com.


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ABOUT eFUNDS
eFunds delivers innovative, reliable and cost-effective technology solutions to meet its customers' payment and risk management, e-commerce and business process improvement needs. eFunds provides its services to financial institutions, financial services companies, electronic funds networks, retailers, government agencies, e-commerce providers, and other companies around the world. For more information, visit www.efunds.com.

STATEMENTS MADE IN THIS RELEASE CONCERNING THE COMPANY'S OR MANAGEMENT'S INTENTIONS, EXPECTATIONS, OR PREDICTIONS ABOUT FUTURE RESULTS OR EVENTS ARE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH STATEMENTS ARE NECESSARILY SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO VARY FROM STATED EXPECTATIONS, AND SUCH VARIATIONS COULD BE MATERIAL AND ADVERSE. FACTORS THAT COULD RESULT IN SUCH A VARIATION INCLUDE, BUT ARE NOT LIMITED TO, THE INHERENT UNRELIABILITY OF EARNINGS, REVENUE AND CASH FLOW PREDICTIONS DUE TO NUMEROUS FACTORS, INCLUDING MANY BEYOND THE COMPANY'S CONTROL, POTENTIAL DIFFICULTIES, DELAYS AND UNANTICIPATED COSTS AND EXPENSES INHERENT IN THE DEVELOPMENT AND MARKETING OF NEW PRODUCTS AND SERVICES, COMPETITIVE FACTORS, AND THE NUMEROUS RISKS AND POTENTIAL ADDITIONAL COSTS, DISRUPTIONS AND DELAYS ASSOCIATED WITH THE REORGANIZATION AND SEPARATION OF THE TWO COMPANIES, AND THE ESTABLISHMENT OF NEW BUSINESS VENTURES AND E-COMMERCE BUSINESS INITIATIVES. FURTHER, THE PENDING SEPARATION OF THE TWO COMPANIES MAY DISRUPT ONE OR MORE OF THE COMPANY'S OR EFUNDS' CUSTOMER RELATIONSHIPS. THERE ALSO CAN BE NO ASSURANCE THAT THE SEPARATION OF THE COMPANY AND EFUNDS WILL RESULT IN INCREASED VALUE TO THE COMPANY'S SHAREHOLDERS FOR MANY REASONS, INCLUDING PREVAILING MARKET CONDITIONS AND POTENTIAL DISPOSITIONS BY HOLDERS OF THE COMMON STOCK OF EITHER COMPANY IN ANTICIPATION OF, OR FOLLOWING, THE SPIN-OFF OR THAT THE SEPARATION WILL ACHIEVE THE DESIRED LEVEL OF EFFICIENCY OR EXPENSE AND COST SAVINGS IN THE COMPANY'S OPERATIONS. ADDITIONAL INFORMATION CONCERNING THESE AND OTHER FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE COMPANY'S CURRENT EXPECTATIONS IS CONTAINED IN THE COMPANY'S FORM 10- Q FOR THE QUARTER ENDED SEPTEMBER 30, 2000.

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